Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-287158 and 333-292251) of our report dated April 15, 2025, except for the effects of the restatement described in Note 14(a), which is dated April 24, 2026, with respect to the consolidated financial statements of EON Resources, Inc. (f/k/a HNR Acquisition Corp.) included in this Annual Report on Amendment No. 1 to Form 10-K for the year ended December 31, 2024.

/s/ MARCUM LLP

Houston, Texas

April 24, 2026